EXHIBIT 4.15
AMENDMENT NO. 13 TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT dated as of April 30, 2007, by and among the financial institutions whose signatures appear below (individually a “Bank,” collectively the “Banks”), Comerica Bank, as Administrative Agent for the Banks (in such capacity, “Agent”), and Olympic Steel, Inc., an Ohio corporation (the “Company”).
     RECITALS:
     A. Company, Agent and Comerica Bank, Fifth Third Bank, LaSalle Bank Midwest National Association (fka Standard Federal Bank N.A.), Bank of America, N.A., (as assignee of Banc of America Leasing & Capital, LLC, successor to Fleet Capital Corporation) and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended (“Credit Agreement”).
     B. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.
     NOW THEREFORE, the parties agree as follows:
     1. The definition of “Revolving Credit Aggregate Commitment” set forth in Section of the Credit Agreement is amended to read as follows:
     “‘Revolving Credit Aggregate Commitment’ shall mean One Hundred Thirty Million Dollars ($130,000,000), subject to any increase in the Revolving Credit Aggregate Commitment pursuant to Section 2.17 of this Agreement by an amount not to exceed the Revolving Credit Optional Increase, and subject to reduction or termination under Section 2.13, 2.14 or 9.2 hereof.”
     2. The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement is amended to read as follows:
     “‘Revolving Credit Maturity Date’ shall mean the earlier to occur of (i) December 15, 2010, as such date may be extended pursuant to Section 2.16 hereof and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance of the provisions of this Agreement.”
     3. Each Bank’s Revolving Credit Percentage and allocation of the Revolving Credit are as set forth in Schedule 1.2, which was last amended in Amendment No. 9 to Amended and Restated Credit Agreement dated March 31, 2005 among Agent, Banks and Company.

     4. Within sixty (60) days from the date of this Amendment, Company shall deliver to Agent and the Banks the items required under Section 7.17 (c) of the Credit Agreement with respect to the real property commonly known as 3031 Hamp Stone Road, Siler City, North Carolina 27344.
     5. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.
     6. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through 6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and (d) no Default or Event of Default has occurred and is continuing as of the date hereof.
     7. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.
     8. This Amendment may be signed in counterparts.
     9. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions:
     (a) Agent shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company, the Agent, the Banks, and the Guarantors and originals of the Loan Documents identified on the Closing Agenda annexed hereto duly executed by the parties thereto and, where applicable, in recordable form.

WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent		OLYMPIC STEEL, INC.

By:		By:

John E. Spidel
Its:	Vice President	Its:

SWING LINE BANK:		COMERICA BANK

By:

John E. Spidel
		Its:	Vice President

ISSUING BANK:		COMERICA BANK

By:

John E. Spidel
		Its:	Vice President

BANKS:	COMERICA BANK

By:

John E. Spidel
	Its:	Vice President

LASALLE BANK MIDWEST NATIONAL ASSOCIATION

By:

Its:

FIFTH THIRD BANK

By:

Its:

BANK OF AMERICA, N.A.

By:

Its:

KEYBANK NATIONAL ASSOCIATION

By:

Its:

Acknowledged by the undersigned Guarantors as of April 30, 2007.

GUARANTORS:

OLYMPIC STEEL LAFAYETTE, INC.

By:

Its:

OLYMPIC STEEL MINNEAPOLIS, INC.

By:

Its:

OLYMPIC STEEL IOWA, INC.

By:

Its:

OLY STEEL WELDING, INC.

By:

Its:

OLYMPIC STEEL RECEIVABLES, L.L.C.

By:

Its:

OLY STEEL NC, INC.

By:

Its:

TINSLEY GROUP-PS&W, INC.

By:

Its: